Exhibit 99.1

(1)         The shares of common stock, par value $0.0001, of Hostess Brands, Inc. (formerly known as Gores Holdings, Inc.) (the “Issuer”) reported as beneficially owned are held of record by AP Hostess Holdings, L.P.  (“APHH”).  The shares reported as sold herein were sold by APHH in a registered public underwritten offering.  AP Hostess Holdings GP, LLC (“APHHGP”) is the general partner of APHH.  Apollo Management VII, L.P. (“Management VII”) is a private equity fund investment adviser registered with the Securities and Exchange Commission (“Commission”) as an investment adviser and is the sole manager of APHHGP.   AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is registered as an investment adviser with the Commission and is the sole member and manager of AIF VII.  Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP,” and, together with APHH, APHHGP, Management VII, AIF VII, Apollo Management, Apollo Management GP and Management Holdings, the “Apollo Entities”) serves as the general partner of Management Holdings.  The managers and principal executive officers of Management Holdings GP are Messrs. Leon D. Black, Joshua Harris and Marc Rowan.

Each of the Apollo Entities disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by APHH and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock owned of record by APHH, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.